Exhibit 3.3

CERTIFICATE OF SECOND AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
BIOSIG TECHNOLOGIES, INC.

BioSig Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:  That the name of the Corporation is BioSig Technologies, Inc.

SECOND: That the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 21, 2011.

THIRD:  That the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter”) was filed with the Secretary of State of the State of Delaware on February 6, 2013.

FOURTH:  That the Board of Directors of the Corporation has duly adopted resolutions proposing to amend the Charter, and that said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.  This Certificate of Amendment amends the provisions of the Charter as set forth herein.

FIFTH:  That the text of the Charter is hereby amended as follows:

1.	In Exhibit C of the Charter, in the definition of “Change of Control Transaction,” all references to “the date hereof” shall be deleted and replaced with “February 12, 2013”.

2.	In Exhibit C of the Charter, in the definition of “Exempt Issuance,” all references to “the date of the Purchase Agreement” shall be deleted and replaced with “February 12, 2013”.

3.	In Exhibit C of the Charter, the definition of “Original Issue Date” shall be deleted in its entirety and replaced with “ “Original Issue Date” shall mean February 12, 2013”.

4.	In Section 3(a) of Exhibit C of the Charter, the reference to “February 6, 2016” shall be deleted and replaced with “February 12, 2016”.

5.	In Section 3(b) of Exhibit C of the Charter, the reference to “February 6, 2016” shall be deleted and replaced with “February 12, 2016”.

6.	In Section 3(g) of Exhibit C of the Charter, the reference to “the date of the Purchase Agreement” shall be deleted and replaced with “February 12, 2013”.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer, this 11th day of March, 2013.

BIOSIG TECHNOLOGIES, INC.

By:  /s/ Kenneth Londoner
Kenneth Londoner
Chairman and Chief Executive Officer